February 5, 2013 Avaya Q1 2013 Earnings Call The Power of We ™ Exhibit 99.2

©
2012 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Forward - Looking Statements
Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect,"
"intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2012 Form 10-K.
We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This presentation should be read in conjunction with our Form 8-K filed with the SEC on
February 5, 2013. Within this presentation, we refer to certain non-GAAP financial measures that involve adjustments to GAAP measures.  A reconciliation between our non-GAAP financial measures and GAAP financial measures is included on the last two slides of this presentation, which will be available on our web site at www.avaya.com/investors.

©
2012 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Fiscal Q1 2013 Financial Highlights
(Amounts other than Revenue and Cash Balance are non-GAAP unless specified)
Revenue of $1.24 billion declined 2.9% over the prior quarter
–
Revenue decrease comprised of:
–
Product revenue a 3.2% decline; Service revenue a 2.6% decline
–
U.S. Federal Government sector of approximately 60% of revenue decline;
Americas International of approximately 38% of revenue decline
Gross margin improved over the prior quarter to a record 55.6%
Operating income of $193 million
–
Operating margin 15.6%
Adjusted EBITDA  of $251 million or 20.2% of revenue
Cash balance of $285 million

©
2012 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Income Statement
(Amounts non-GAAP (other than Revenue) and dollars in millions)
FQ1 2013 FQ4 2012 FQ1 2012
Revenue
$1,240 $1,277 $1,387
Gross Margin
55.6% 54.7% 54.4%
Operating Margin
15.6% 16.1% 15.7%
Adjusted EBITDA
$251 $267* $279
* For reconciliation of adjusted EBITDA for the fourth quarter of 2012 see our
Form 8-K filed with the SEC on December 11,2012 at www.sec.gov.

©
2012 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Revenue by Geographic Region
(Amounts GAAP and dollars in millions)
FQ1 2013 FQ4 2012 FQ1 2012
Revenue
U.S. $670 $694 $748
EMEA $331 $327 $365
APAC $123 $126 $126
AI $116 $130 $148
Total $1,240 $1,277 $1,387
% of Total Revenue
U.S. 54.0% 54.3% 53.9%
EMEA 26.7% 25.6% 26.3%
APAC 9.9% 9.9% 9.1%
AI 9.4% 10.2% 10.7%
Total 100.0% 100.0% 100.0%

©
2012 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.
6
Balance Sheet and Operating Metrics
(Dollars in millions, Balance sheet items as of the end of the period indicated)
FQ1 2013 FQ4 2012 FQ1 2012
Total Cash and Cash
Equivalents
$285
$337 $345
Cash from Operations

104 (10)
Capital Expenditures and
Capitalized Software
$30
$37 $26
Days Sales Outstanding
55
55 49
Inventory Turns
9
10 10
Headcount
16,393
16,951 18,192

©
2012 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Adjusted EBITDA Reconciliation
2012 2011
Net loss (85) $              (26) $
Interest expense 108 109
Interest income (1) (1)
Benefit from income taxes (9) (2)
Depreciation and amortization 114 143
127 223
Restructuring charges, net 84 21
Sponsors' fees 2 2
Acquisition-related costs - 1
Integration-related costs 4 5
Loss on extinguishment of debt 3 -
Third-party fees expensed in connection with the debt modification 4 -
Non-cash share-based compensation 2 3
Loss on investments and sale of long-lived assets, net - 1
Loss on foreign currency transactions 2 1
Pension/OPEB/nonretirement postemployment benefits and
long-term disability costs 23 22
Adjusted EBITDA 251 $            279 $
EBITDA
For the three months ended
December 31,

©
2012 Avaya –
Proprietary. Use pursuant to your signed agreement or Avaya policy.

Non-GAAP Reconciliation
Dec. 31 Mar. 31, June 30 Sept. 30, Dec. 31
2011 2012 2012 2012 2012
GAAP Gross Profit 704 $      613 $      623 $      646 $      666 $
GAAP Gross Margin 50.8% 48.8% 49.8% 50.6% 53.7%
Items excluded:
Amortization of technology intangible assets 50           49           47           46           22
Impairment of capitalized software development costs -         -         2             4             -
Share-based compensation 1             1             1             1             1
Purchase accounting adjustments -         1             1             1             -
Non-GAAP Gross Profit 755 $      664 $      674 $      698 $      689 $
Non-GAAP Gross Margin 54.4% 52.8% 53.9% 54.7% 55.6%
Reconciliation of Non-GAAP Operating Income
GAAP Operating Income (Loss) 82 $        (66) $      23 $        76 $        23 $
Percentage of Revenue 6% -5% 2% 6% 2%
Items excluded:
Amortization of acquired assets 106         105         104         103         79
Restructuring and impairment charges, net 21           90           21           15           84
Acquisition/integration-related costs 6             6             6             6             5
Share-based compensation 3             2             2             1             2
Impairment of capitalized software development costs -         -         2             4             -
Purchase accounting adjustments -         1             1             1             -
Non-GAAP Operating Income 218 $      138 $      159 $      206 $      193 $
Percentage of Revenue 15.7% 11.0% 12.7% 16.1% 15.6%
Reconciliation of Non-GAAP Gross Profit
   and Non-GAAP Gross Margin
Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)
For the Three Months Ended